EXHIBIT 99.1

Helmerich & Payne, Inc. Enercom Oil and Gas Conference August 9, 2005 NYSE Stock Symbol: HP Common Dividend: $0.33 Average Basic Shares Outstanding: 51 Million Internet Address: www.hpinc.com Investor Relations Contacts: Doug Fears, CFO 918.588.5208 doug.fears@hpinc.com Juan Pablo Tardio, Manager, Investor Relations 918.588.5383 juanpablo.tardio@hpidc.com

The information contained within this presentation is forward looking and involves risks and uncertainties that could significantly impact expected results. A discussion of these risks and uncertainties is contained in the Company's Form 10-K filed with the Securities and Exchange Commission on December 13, 2004.

First up cycle for H&P as a pure play driller. Increase in rig fleet of 72% from 2000 to 2006. 50 new FlexRigs have established the new performance standard for the industry. Potential for an up cycle that is prolonged and less volatile. 23 new FlexRigs scheduled for construction. What Is Different About This Cycle

Leader in New Ideas & Applied Technology Integrated Top Drive Mechanized Tubular Handling VFD AC Drawworks BOP Handling V-ICIS eD Controls Communications

International Platform Conventional FlexRigs Rig Fleet 27 11 28 62 The Three Distinct Markets Of H&P's Rig Fleet 128 Total Rigs August 2005

FlexRigs Strategically Positioned

U.S. Land Wells



58 %
48 %
25 %
1 %
1 %
1992
1995
1998
2001
2005
1 %
3 %
8 %
55%
74 %
FlexRig4
FlexRig1, 2 & 3
Well Depth
8,001' – 18,000'
6,001' – 12,000'
< 6,000'
18,001' – 20,000'
> 20,000'

Source: Smith International, Inc.
May 1992 through May 2005

HELMERICH & PAYNE, INC.

FY1997 1998 1999 2000 2001 2002 2003 2004 2005 2006E 18 - 25,000'+ 15 15 15 16 18 22 22 21 20 20 8 - 18,000' 15 21 25 23 31 44 61 69 70 71 6 - 12,000' 22 Move from Deep to Mid-Depth Land Rigs FlexRig1 FlexRig2 FlexRig3 FlexRig4

FlexRig3 Project Return Estimates Baseline FlexRig4 ROIC Annualized FlexRig3 ROIC

U.S. Land Cash Flow Margin

EPS Sensitivity * ..79 23 FlexRigs Working A Full Year Announced New Builds ..36 $1000 Average Margin Per Rig Day Increase Annual EPS Increases US Land * Using 3Q05 Earnings & Statistics As Baseline See Forward Looking Statement Disclaimer - Page 2

New Build Inflection Point: Same Old Movie OR Alternative "Happy Ending"?

UNT NBR GW PTEN HP EPS Growth 0.18 0.32 0.31 0.44 0.68 UNT GW NBR PTEN HP CFPS Growth 0.11 0.19 0.24 0.29 0.36 Source: Thomason Financial August 3, 2005 EPS & CFPS - Street Estimates

101 U.S. Rigs 27 International Rigs 128 Total H&P Rigs 13 U.S. Construction 3 Management Contracts Rig Locations South America Venezuela 9/12 Colombia 2/2 Ecuador 8/8 Bolivia 1/1 Argentina 2/2 Chile 1/1 GOM 7/11 U.S. Land 88/90 California Equatorial Guinea

Rig Status as of 8 August 2005 Rigs Available 62 28 11 27 128 Rigs Working/ Contracted 62 26 7 23 118 % Activity 100% 93% 64% 85% 92% U.S. Land, FlexRig & Mobile U.S. Land, Conventional U.S. Platform International Land Total Management Contracts: U.S. GOM & CA Equatorial Guinea Total Rigs Working/Contracted 2 1 121

Segment Outlook - U.S. Land Sustained rig demand Potential for continuing dayrate increases Potential for additional term contracts New rig construction Growing customer focus on safety and performance Strong and Improving!

FlexRig4 Program 22 FlexRig4s and 1 FlexRig3 new-builds Expect outstanding financial returns Strong validation for FlexRig value proposition Operator benefits: Significant total drilling costs savings Accelerated well delivery and production Enhanced safety and environmental sensitivity

Increasing platform rig demand and supply Operating leverage available for potential recovery Rig management contract opportunities Segment Outlook - Offshore, U.S. GOM Steady, Good Potential

Venezuela - 9 rigs are working. 3 rigs available with strong prospects. Colombia - Both rigs working. Should continue for FY05. Ecuador - All eight rigs working. Strong market. Bolivia/Argentina - All three committed. Chile - New contract. Segment Outlook - International Recovering! Highest Activity in S. America since 1998

Innovative technology Reduced move times Reliability Drilling performance H&P is the Leader in Field Performance

H&P Land Rig Moves 1998 to 2004 1200 HP Mobile Rigs 1500 HP FlexRigs 1000 HP 1500 HP 2000 HP 3000 HP Average Rig Move Days 2.39 3.31 5.75 7.27 8.27 10.38 # moves 723 1150 266 158 130 89 Conventional Rigs (Rig move time: Time from rig release on last well to spud of next well including time to rig down, transport, rig up and prepare to spud.)

June 2002 - July 2005 H&P FlexRig3 Downtime Performance

FlexRig3 Highlights of Rigs 210 - 241 1. Field performance vs. customer's planned drill curves ? 813 complete wells to date ? 472 wells (66%) under ? 31 wells (4%) on ? 216 wells (30%) over 2. 53% of FlexRig3s are currently drilling directional, more technically difficult wells.

Example of Best Value: H&P 213 FlexRig3

Best Value - Reduced Well Cycle Time Average of best H&P R213 in field to Aug 02 May 05 Drilling days 21 7.7 Completion days 2 2 Moving days 6 3 Well cycle in days 29 12.7 2. Contractor rate/day $8,000 $17,000 Operator's other intangible cost per day estimate $7,000 $7,000 Operator's daily "spread" cost estimate $15,000 $24,000 Intangible cost per well $435,000 $304,800 3. Total Value Added - per well $244,500 per year ~$6.9MM 4. Captured by drilling contractor - per year ~$3.3MM 48%

Best Value Reduced Well Cycle Time 3. Added value from FlexRig3 operations Lowest total well cost Increased wells per rig per year: 1st Year: 18 wells vs. 12.5 wells Wells 28 - 58: 28.3 wells vs. 12.5 wells Early production: Incremental wells on production 1st Year: 5.5 wells / yr Wells 28 - 58: 15.8 wells / yr Improved efficiency of operator's organization

Example of Best Value: H&P FlexRig3s Example of Best Value: H&P FlexRig3s

Safety Efficiency The future is about applying better ideas New appreciation of H&P's value proposition Outstanding financial returns Why Do We Favor a New Build Strategy?